Exhibit 99.1

MKS Instruments, Inc.
Summary of Salaries of Named Executive Officers and other Executive Officers,
Effective as of January 12, 20091

Executive Officer	Annual Salary
Leo Berlinghieri, Chief Executive Officer and President	$424,000

Gerald G. Colella, Vice President, Chief Business Officer and Acting Group VP, PRG Products	$328,500

John T.C. Lee, Group VP CIT and Ion Systems Products	$247,500

Frank Schneider, Vice President and General Manager, Ion Systems[2]	$229,950

John A. Smith, Vice President and Chief Technical Officer	$265,500

William D. Stewart, Vice President & General Manager, Vacuum Products Group	$234,000

Ronald C. Weigner, Vice President and Chief Financial Officer	$247,500

[1]	Reflects temporary reductions in effect as of this date.

[2]	Mr. Schneider constitutes a named executive officer under the rules of the Securities and Exchange Commission. Mr. Schneider is no longer an executive officer of the Company.